UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2007

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 Toastmaster Drive,		60120
Elgin, Illinois
(Address of Principal Executive Offices)		(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Com pensatory Arrangements of
Certain Officers.

On May 3, 2007, the stockholders of The Middleby Corporation (the “Company”) approved the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). The Company’s Board of Directors (the “Board”) previously adopted the 2007 Plan subject to stockholder approval. The following summary of the 2007 Plan is qualified in its entirety by reference to the text of the 2007 Plan, which was previously filed as Appendix C to the Company’s proxy statement filed on April 3, 2007.

Administration of the Plan. The Board administers the 2007 Plan. The Board has the authority to make grants and to determine their terms; provided, however, that the selection of eligible individuals for participation and decisions concerning the timing, pricing and amount of a grant are made solely by a committee consisting of two or more directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and “independent directors” pursuant to Nasdaq requirements. Subject to the provisions of the 2007 Plan, the Board has the authority to interpret the provisions of the 2007 Plan, to adopt any rules, procedures and forms necessary for the operation and administration of the 2007 Plan, and to determine all questions relating to the eligibility and other rights of all persons under the 2007 Plan.

Eligibility. All employees of the Company and its subsidiaries and affiliates are eligible to be participants. The Company’s non-employee directors as well non-employee service providers are also eligible to be selected for grants under the 2007 Plan.

Shares Available for Grant; Individual Award Limits. The Board has authorized up to 100,000 shares of common stock for issuance under the 2007 Plan. No more than 100,000 shares may be issued with respect to grants made in any single year to any individual participant. If a grant expires or is canceled, any shares which were not issued or fully vested under the grant at the time of expiration or cancellation will again be available for grants. Any shares of common stock used for the payment of required tax withholding amounts or the exercise price applicable to a grant, shall count against the total number of shares available for issuance under the 2007 Plan.

Adjustments. The number and kind of shares of common stock available for grants under the 2007 Plan, the number and kind of shares of common stock issued in respect of outstanding grants, the exercise price, grant price or purchase price and any individual limitations applicable to grants are subject to adjustment if there are changes affecting the common stock, such as a merger, consolidation, stock dividend, split-up, combination, or exchange of shares, recapitalization or change in capitalization with respect to the shares of common stock.

Types of Awards. The 2007 Plan permits the grant of any or all of the following types of awards: (1) stock options, including incentive stock options, (2) stock appreciation rights (“SARs”), in tandem with stock options or free-standing, (3) restricted stock, and (4) performance stock.

Amendment or Termination of the Plan. The Board may suspend, amend or terminate the 2007 Plan at any time and in such respects as it shall deem advisable, provided that, stockholder approval will be required for any amendment that would: (a) increase the total number of shares available for issuance under the plan, (b) extend the term of the plan, or (c) modify the class of individuals eligible to receive awards of options, SARs, restricted stock or performance stock under the plan. The Board may not amend or terminate the Plan to the extent that such amendment or termination would adversely affect a participant’s rights pursuant to an award without the consent of the participant.

Also on May 3, 2007, the Compensation Committee of the Board approved a form of Restricted Stock Agreement (the “RSA”) that the Company will use for grants of restricted stock to participants under the 2007 Plan.

The RSA is substantially the same as the RSA that the Company uses for grants under its 1998 Stock Incentive Plan and includes certain performance-based vesting criteria as more fully described therein. The RSA provides for accelerated vesting of awards in the event that the employee is terminated without Cause (as defined in the RSA) or if the employee terminates employment within the six-month period immediately following a Change in Control (as defined in the RSA).

The foregoing summary of the RSA is qualified in its entirety by reference to the RSA, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No	Description
10.1

The Middleby Corporation 2007 Stock Incentive Plan (incorporated by reference to Appendix C of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2007).

10.2	Form of Restricted Stock Agreement for The Middleby Corporation 2007 Stock Incentive Plan, effective May 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: May 7, 2007	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description
10.1

The Middleby Corporation 2007 Stock Incentive Plan (incorporated by reference to Appendix C of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2007).

10.2	Form of Restricted Stock Agreement for The Middleby Corporation 2007 Stock Incentive Plan, effective May 3, 2007.